FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC   20549



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported): May 8, 1998


                    CREATIVE RECYCLING TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)


        Georgia                  0-28704               84-1122431
(State or other juris-            (Commission         (IRS Employer
diction of incorporation)         File Number)      Identification No.)

                          3500 Parkway Lane, Suite 435
                           Norcross, Georgia 30092
                  (Address of Principal Executive Offices)

               Registrant's telephone number:  (770)729-9010

                                  FORM 8-K

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Regulation
S-B Number         Exhibit

  4.1              Form of Series A Warrant Agreement

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the Registrant sold by the Registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

          A.   Title and Amount of Securities Sold and Date of the Transactions.

               On May 8, 1998, the Registrant sold 10,000 units for $1.50 per unit, each unit consisting of one share of Class A Common Stock and one Series A Warrant.

          B.   Name of Placement Agent and Description of Offerees

               The Placement Agent was Brown & Lampe, Vienna, Austria. The units were offered to non-U.S. persons by Brown & Lampe.

          C.   Consideration Received

               Total consideration paid was $15,000 ($1.50 per unit), an underwriting commission of $5,000 was paid, with Registrant receiving net funds of $10,000.

          D. Exemption from Registration Claimed

              The securities were only offered to Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o). Each purchaser has executed a Subscription Agreement in which the purchaser represents that he/she is a non-U.S. person and is otherwise eligible to purchase securities in accordance with the exemption provided by Regulation S under the Securities Act of 1933.

          E.  Description of Convertible Securities

              Each Series A Warrant is convertible into one share of Class A Common Stock at an exercise price of $3.50 per share on or before December 31, 2003.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CREATIVE RECYCLING TECHNOLOGIES, INC.

                              BY:  /s/ June M. Cuba
                                   _____________________________
                                   June M. Cuba, Vice President